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THOMPSON, WELCH, SOROKO & GILBERT LLP

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SAN FRANCISCO OFFICE

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June 30, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	OncoCyte, Corporation
Registration Statement on Form S-8

Ladies/Gentlemen:

We are counsel to OncoCyte, Corporation (“OncoCyte”), a California corporation, in connection with a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), filed by OncoCyte to register 1,200,000 additional shares of OncoCyte common stock, no par value (“Shares”), that may be granted or sold by OncoCyte under OncoCyte’s Stock Option Plan (the “Plan”).

In rendering our opinion, we have relied upon, among other things, our examination of such documents and records of OncoCyte as have been provided to us, including but not limited to the Plan, as amended, and the Articles of Incorporation, as amended, and Bylaws, as amended, of OncoCyte. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies.

Based upon the foregoing, and upon our consideration of such matters of law as we deemed relevant, we are of the opinion that when the Shares are issued pursuant to the Plan, whether as restricted stock sold or granted for services provided, or sold pursuant to the exercise of stock options, the Shares will be legally and validly issued and outstanding, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of California and the Federal laws of the United States of America.

We assume no obligation to supplement, amend, or to otherwise update the opinions expressed above if any applicable laws change after the date of this opinion letter, or if we become aware of any facts that might change our opinions after the date of this opinion letter.

Securities and Exchange Commission

June 30, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Thompson, Welch, Soroko & Gilbert LLP

Thompson, Welch, Soroko & Gilbert LLP